                                                                   EXHIBIT 10.26

               PACIFIC PAY VIDEO (TAIWAN) SHAREHOLDER AGREEMENT
                                   (8/l/1994)



THIS AGREEMENT is made the 1st day of August, 1994.

BETWEEN:

(1) Pacific Pay Video Limited., a company limited by shares incorporated under the laws of the state of California, whose registered office is at 405 Tasman Drive, Sunnyvale, California 94089.

(2) Spectrum, Inc. a company limited by shares, incorporated under the laws of Republic of China (R.O.C.), whose registered office is at 5F, 50 Sung-Chiang Road, Taipei, Taiwan, R.O.C. or its principals.

WHEREAS:

(A) The parties wish to participate together through a hotel pay video movies service company ("the Company") which will provide movie rental service through a two way private cable system.

(B) This Agreement is intended to regulate the relationship between the Shareholders in relation to their holdings of shares in the Company and as between the Shareholders and the Company.


DEFINITIONS AND INTERPRETATION

(A) In this Agreement, the following expressions (except where the context otherwise requires) shall have the following meanings:

  "Articles of Incorporation" means the Articles of Incorporation of the Company with such amendments as shall be approved from time to time in accordance with
Article III;

  "Annual Budget" means the annual budget prepared by the senior management of the Company from time to time;

  "the Board of Directors" means the board of directors of the Company as constituted from time to time;

  "the Board of Supervisors" means the board of supervisors of the Company as constituted from time to time;

  "the Business Plan" means the business plan of the Company as prepared by the senior management of the Company from time to time;

  "Directors" means the directors for the time being of the Company;

  "Operating Company" a company in which the Company owns an equity interest in connection with the business of the Company;

  "ROC" means Republic of China.

  "Territory" means Taiwan, Republic of China.

  "Affiliate" means a business concern owned or controlled in whole or in part by another concern.

(B)  In this Agreement:

  Any reference to a provision of any Statutes is a reference to that provision as amended, extended or re-enacted from time to time;

  References to Clauses, Articles and Schedules are to Clauses, Articles, and Schedules to this Agreement;

  The heading to Articles and Schedules are inserted for convenience only and shall not affect the construction of this Agreement;

  Unless the context otherwise requires, words importing the singular number shall include the plural and vice-versa, persons shall include bodies corporate and partnerships.

  ARTICLE I - Formation of the Company


  1.1 The name of the Company is __________________ in the Chinese language and is known as "Pacific Pay Video (TAIWAN), INC." in the English language.


  1.2 The Company was incorporated in Taiwan and is a company limited by shares with an authorized capital of NT$50,000,000 divided into 5,000,000 ordinary shares, which-should be in form of common, namebearing stocks, having full voting rights and a par value of New Taiwan Dollars Ten (NT$10) each. All stocks shall be fully paid for when issued at the par value thereof.

  1.3 The first round of capitalization will be NT$12,500,000, 25% of the total authorized capital. Immediately following execution hereof, the parties shall subscribe at par the number of fully paid ordinary shares of NT$10.00 each in accordance with the following table, and each of the Shareholders shall deliver to the Company the amount of subscription Moneys due and the Company shall procure upon such delivery that the shares are issued and allotted to the respective Shareholders.


              Shareholder                     Percentage and Number of Shares
- ---------------------------------------    ------------------------------------
     PPV                                              [55%] [687,500]
     SPECTRUM                                         [45%] [562,500]


  1.4 Upon any increase in the issue shares as described in Clause 1.3, or upon any subsequent issue of shares, the Shareholders shall pay to the Company the amount of such increase in accordance with their respective shareholding ratio.



  ARTICLE II - Structure of the Corporation


  2.1 Decisions of Shareholders shall be made, only by resolution, and only if a quorum is present in person or by proxy. Unless the ROC Company Law sets forth a higher percentage, a quorum shall be the Shareholders present in person or by proxy which hold more than half (1/2) of the stocks issued and outstanding, and unless otherwise provided for in this Agreement a resolution shall be adopted only by the affirmative vote of more than half (1/2) of the stocks held by the shareholders present in person or by proxy at the meeting.

     Shareholder meeting notice shall contain agenda specifying in reasonable detail the matters to be discussed at the meeting. Notices for general Shareholder meeting shall be given to each shareholder in writing 20 days in advance. Notice for special Shareholder meeting shall be given to each shareholder in writing at least 10 days in advance.

  2.2 The business of the Company shall be decided and executed by the Board of Directors and also supervised by the Board of Supervisors in accordance with the laws and regulations, Articles of Incorporation, resolutions of the Shareholders' Meetings, and Board Meetings.


  2.3 The Board of Directors shall initially consist of 5 persons, elected through cumulative vote by Shareholders. Shareholder shall be entitled to remove any director elected by it and to appoint another Director in his/her place. The Board of Supervisors shall consist of 3 persons. One represents PPV and the other two represent Spectrum.


  2.4 The Board shall act only by resolution, and only if a quorum is present in person or by proxy. Unless the ROC Company Law or this Agreement requires a higher percentage, a quorum shall be more than half of the Directors and a resolution shall be adopted, unless specified otherwise, by the affirmative vote of more than half of the Directors present in person or by proxy.


  2.5 The Board of Directors shall elect a Chairman of the Board from among the directors.


  2.6 For the normal board meeting, at least 7 days advance notice in writing shall be given to each Director containing an agenda specifying in reasonable detail the matters to be discussed at the meeting. In emergency, the board meeting can be called at anytime by the chairman of the board.


  2.7 The Board of Directors shall establish an advisory committee of 3 members, which shall support and advise the management team.

    ARTICLE III - Matters Requiring Supermajority
       Approval of the shareholders

    3.1 The following matters shall require supermajority approval of the Shareholders which, unless the ROC Corporation Law requires a higher percentage, means a quorum of those representing more than 2/3 of the outstanding shares and a resolution shall be adopted by the affirmative vote of more than 2/3 of the stocks held by the shareholders present in person or by proxy at the meeting.


       (a)   amendment to the Articles of Incorporation;

       (b) increase or decrease of the authorized share capital; Spectrum agrees not to block any new capital infusion.

       (c) amalgamation with, acquisition of or investment in company other than ordinary course of company business;

       (d)   bankruptcy, dissolution, liquidation, sale of the Company;


    ARTICLE IV - Matters Requiring Supermajority Approval of the Board


    4.1 The following matters shall require super-majority approval of the Board which means a quorum of those representing more than 2/3 of the Board of Directors attending the meeting, and a board resolution shall be adopted by the affirmative vote of more than 2/3 of the Board members present in person or by proxy at the meeting.


         (a) increase of the issued share capital up to the registered (authorized) capital amount; Spectrum agrees not to block any new capital infusion.

         (b) borrow funds on behalf of the Company in excess in the aggregate of NT$2,500,000;

         (c) cause the Company to enter into any contract, agreement or understanding with any Shareholder or any Affiliate of a Shareholder;

         (d) approval of and modification in any material respect of the Annual Budget or Business Plan;

         (e) approve the issuance of new shares in the Company to a person who does not at the date of the proposed issue hold any shares;

         (f) transferring, selling, assigning, mortgaging, pledging, encum-bering, leasing or otherwise disposing of, assets having a value in excess in the aggregate of NT$2,500,000.


  ARTICLE V - Transfer of Shares


  5.1 No shareholder may sell, transfer or otherwise part with the legal or beneficial ownership or beneficial ownership of or any other interest in any shares of the Company sold to a third party except to an Affiliate for a period of 12 months.


  5.2  Right of First Refusal


       In the event any shareholder wishes to sell any or all of its shares in PPVT after the one year anniversary of the formation of PPVT, such shareholder shall first notify PPVT and the remaining shareholders of the price and the terms of the proposed sale and the identity of the person or persons to whom it is proposed to transfer such shares, and the remaining shareholders or their assignees shall have the right for 60 calendar days after receipt of such notification to purchase all or part of the shares proposed to be transferred, at the same price and on the same terms set forth on the shareholder notice. To the extent the remaining shareholders or their assignees fail to purchase the shares described in the notice, such selling shareholder shall be free for 120 days following the end of such 60-day period to sell to the proposed person(s) on such term or terms less favorable to the purchaser. Notwithstanding any terms of this section, this right of first refusal shall not apply in the event of a merger or acquisition in which the selling shareholder is not the surviving entity.

  5.3 Notwithstanding the foregoing, Spectrum shall not have the right to transfer its Shares to any entity or individual which competes with either PPV or On Command Video Corporation in any of their markets.

  5.4 The parties agree not to pledge or encumber in any way whatsoever the shares they hold in PPVT without the prior written consent of PPVT.


  ARTICLE 6. - Dividends


  6.1 Dividends will be recommended by the Board and approved by a resolution of the Shareholder meeting at the end of each fiscal year after all taxes levied by the ROC government and after establishing any reserves required to off-set prior operating losses and reserves required by law.


     Employee bonuses which shall not be less than an amount provided under the Articles of Incorporation shall be determined by the Shareholder meeting for the prudent conduct of the Company's affairs.

     Payment of dividends shall be made to the Shareholders pro rata in accordance with their shareholdings.


  ARTICLE VII. - Fiscal Methods and Procedures


  7.1 The accounting methods and financial reporting procedures of the Company shall be in accordance with generally accepted accounting principles in the Territory.


  7.2 The Company's books, records and accounts shall be audited by an independent accounting firm of international standing at least once during each fiscal year at the Company's expense.


  7.3 Each Shareholder shall have the right at any time or times to audit the Company's books, record and accounts at its own expense.


  7.4  Pre-Incorporation Expenses


     All direct costs and expenses which are necessary for the incorporation of the Company, and which are permitted to be borne by the Company under applicable Taiwan law without an express provision in the Articles of Association, shall be borne by the Company. All other direct costs and expenses necessary for incorporation of the Company shall be borne by PPV and SPECTRUM as mutually agreed.

  7.5  Financial Information


     The Company shall mail the following reports to PPV and SPECTRUM throughout the term of this Agreement:

          (a) Within ten (10) days after the end of each month and after the end of each quarterly accounting period, a balance sheet and the statements of profit and loss, and the statement of retained earnings, all stated in NT$ and dollars, prepared in accordance with generally acceptable accounting principles. Reports shall be prepared and delivered to PPV in the English language.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within thirty (30) days thereafter, the balance sheet, the statements of profit and loss, and the statement of retained earnings, all stated in NT$ and U.S. Dollars, prepared in accordance with generally accepted accounting principles, subject to changes resulting from year-end adjustments, all in reasonable detail and signed by the Company's principal financial officer.


  ARTICLE VIII - Competition


  8.1 Each Shareholder agrees it will not directly or indirectly undertake, invest, invest in, acquire or initiate any business in competition with the Company in the Territory from the date hereof until the date two years after such party ceases to be a Shareholder in the Company.


  8.2 Spectrum agrees not to use any PPV technology or proprietary information without the prior written consent of PPV.


  8.3 Notwithstanding the foregoing, PPVT shall have the right to engage alternative companies for installation and maintenance in the event PPVT is not satisfied with the cost or quality of services provided by Spectrum Inc.

  ARTICLE IX - Confidentiality


  9.1 Each Shareholder acknowledges that, during the term of this Agreement and the course of the business of the Company, it may receive confidential and proprietary business, financial, technical and other information from the other Shareholder or from Affiliates of a Shareholder. Neither Shareholder shall disclose to third parties, and each Shareholder shall prevent its employees, agents, Affiliates from disclosing to third parties, any confidential information received from the other Shareholder or any of the provisions of this Agreement unless it has first obtained the written consent of the other Shareholder; provided, that no consent shall be required for the disclosure of confidential information under appropriate secrecy agreements to Affiliate, agents, contractors or consultants of the Company or a Shareholder solely for use in the business of the Company. A Shareholder shall not use any confidential information of the other Shareholder except in connection with the business of the Company.


  9.2 The obligations imposed in this Clause shall survive the variation renewal or termination of this Agreement.



  ARTICLE X - Assistance to Company


  10.1 The parties shall use their most diligent efforts to promote the profitability and successful conduct of the company business. Without limiting the foregoing, the parties specifically agree to contribute management resources and technical expertise to PPVT.


  10.2 All products and services provided to PPVT by the parties shall be offered on an actual cost basis with no mark up.



  ARTICLE XI - Default and Termination


  11.1 If: (a) any Shareholder commits a material breach of the terms of this Agreement; or (b) any Shareholder enters into bankruptcy, receivership, composition, rehabilitation, liquidation, reorganization for the purpose of avoiding bankruptcy or becomes insolvent by being unable to pay its debts as they become due. The provisions of Clause 11.2 shall apply.

  11.2 If a Shareholder ("Defaulting Shareholder" ) commits or suffers any of the matters mentioned in Clause 11.1:


          (a) the Company shall promptly advise all the Shareholders in writing of the circumstances as aforesaid ("Default");

          (b) the Defaulting Shareholder shall not (and shall not be entitled to) exercise any right, power or privilege, or receive any benefit, under this Agreement or the Article (including any right to attend, vote or be counted in the quorum at any meeting or to receive dividends, interest or repayment of capital), and any Director appointed by such Defaulting Shareholder shall not (and shall not be entitled to) receive notice of, attend and vote at any meeting of the Board;

          (c) if the Default is incapable of remedy or if capable of remedy it persists for a period of no less than 30 days after receipt of the notice, the Defaulting Shareholder shall, if required by the Shareholders not in default ("the remaining Shareholders"), be deemed to have served a Transfer Notice in respect of its entire shareholding and the provisions of the Articles in respect of the service of a Transfer Notice shall apply save that the Defaulting Shareholder shall not be entitled to withdraw the Transfer Notice; and

          (d)  this Agreement may, at the option of the remaining
  Shareholders and without penalty or liability on the part of the remaining Shareholders, be terminated.


  ARTICLE XII - Change In Circumstances


  12.1 If at any time any law or regulation shall be introduced or passed by any authority to which jurisdiction a Shareholder is subject as a result of which, any Shareholder is materially prejudiced or unable in accordance with the terms of such law or regulation to hold shares in the company including without limitation any provisions relating to the nationality of Shareholders or participants in companies carrying on business in the nature of the business, or if any law or regulation is amended or passed or introduced by any authority to which jurisdiction a Shareholder is subject which materially varies the terms of any provision relating to taxation and as a result of which the taxation position of a Shareholder is materially prejudiced from that existing at the date hereof, each Shareholder shall use its best effort so as to off set or reduce the impact of such law or regulation.


  ARTICLE XIII - Governing Laws, Language


  13.1 The interpretation, validity and performance of this agreement shall be governed by the appropriate Corporate laws of the Republic of China. In the event the partners cannot agree any dispute on this agreement, the issues will be resolved through arbitration in Hong Kong according to the rules of the International Chamber of Commerce.


  13.2  This agreement has been negotiated, written and signed in English.


  ARTICLE XIV - Notices



  14.1 Written notices and other communications required or permitted to be given under this agreement may be delivered by hand, or sent by mail, by telex, or by facsimile transmission.


  14.2 Each Shareholder may change its address or addresses by giving written notice of the change to the company.


  14.3 Any such written notice or other communication shall be deemed to have been received by the Shareholder to which it was addressed no later than ten
(10) days after it was deposited in the mail or no later than two (2) days after it was transmitted by telex or facsimile or cable, provided that any notice or communication by mail to parties residing outside the Territory shall be sent by registered airmail.


  PACIFIC PAY VIDEO LIMITED
  405 Tasman Drive, Sunnyvale, California 94089
  TEL: 408-752-1000, FAX: 408-734-1687.

  SPECTRUM, INC.
  5F, 50 Sung-Chiang Road
  Taipei, Taiwan, R.O.C.
  TEL: (02) 567-7810, FAX: (02) 561-0453.


  ARTICLE XV - Entire Contract and Modifications


  15.1 This Agreement shall become effective after execution by all of the Shareholders. Notwithstanding which, this Agreement may be executed in several counterparts, each of which shall be valid and all of which shall constitute the entire agreement among the parties.

  15.2 This Agreement may not be altered or amended except by written agreement of the Shareholders.


IN WITNESS THEREOF this Agreement has been executed the day and year written above.



SIGNED by              : /s/ROBERT R. CREAGER
                         --------------------
for and on behalf of PPV



SIGNED by              : /s/PANG HO
                         --------------------
for and on behalf of SPECTRUM